Contact: Anthony P. Costa                                  FOR IMMEDIATE RELEASE
         Chairman and Chief Executive Officer   Press Release dated July 1, 2009
         (866) 646-0003


                  ES BANCSHARES, INC. ANNOUNCES CAPITAL RAISING
                                  TRANSACTION

Newburgh,  New York- (July 1, 2009) ES Bancshares,  Inc. (the "Company") (OTCBB:
ESBS), the parent company of Empire State Bank, announced today that the Company had sold 127,565 shares of its common stock at a per share price of $5.50 for total aggregate gross proceeds of $701,607 in a private placement to accredited investors.

The Company's Chairman and Co- Chief Executive Officer, Anthony P. Costa, stated: "We are pleased to announce this financing from a group of investors familiar with both our Company and our market. The net proceeds from the private placement will be used to support our continued deposit growth and loan growth." Mr. Costa further indicated that: "We may undertake additional capital raisings in the future depending on market conditions and our own needs and uses for capital."

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

FORWARD LOOKING STATEMENTS

Statements in this news release regarding ES Bancshares, Inc. that are not historical facts are "forward-looking statements". These statements reflect management's views of future events, and involve risks and uncertainties. For a discussion of factors that could cause actual results to differ materially from expectations, see "Forward Looking Statements" in the Company's 2008 Annual Report on Form 10-K, which is available at the Securities and Exchange Commission's Internet website (www.sec.gov) and to which reference is hereby made. Actual future results may differ significantly from results discussed in these forward-looking statements, and undue reliance should not be placed on such statements. Except as required by law, the Company assumes no obligation to update any forward-looking statements.